Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated March 23, 2021, relating to the consolidated financial statements of Colony Bankcorp, Inc. and its subsidiaries included in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the years ended December 31, 2020 and 2019, and to the reference to us under the heading “Experts” in the prospectus.

/s/ McNair, McLemore, Middlebrooks & Co., LLC
McNair, McLemore, Middlebrooks & Co., LLC
Macon, Georgia
May 28, 2021